Exhibit 10.6

AMENDMENT No. 3, dated as of February 28, 2008 (“Amendment”), executed in connection with the Credit Agreement, dated as of November 23, 2005, and entered into by and among MTM Technologies, Inc., a New York corporation ("MTM"), MTM Technologies (California), Inc., a Delaware corporation ("MTM-CA"), MTM Technologies (Texas), Inc., a Delaware corporation ("MTM-TX"), MTM Technologies (US), Inc., a Delaware corporation ("MTM-US"), MTM Technologies (Massachusetts), LLC, a Delaware limited liability company ("MTM-MA") and Info Systems, Inc., a Delaware corporation ("ISI", MTM, MTM-CA, MTM-TX, MTM-US, MTM-MA and ISI being collectively, the "Borrowers" and each a "Borrower"); Columbia Partners, L.L.C. Investment Management, as Investment Manager; and National Electrical Benefit Fund, as Lender (as amended or modified, the “Credit Agreement”).  Terms which are capitalized in this Amendment and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement.

WHEREAS, the Borrowers have requested that the Investment Manager and the Lender:  (a) amend certain financial covenants contained in Section 6.3 of the Credit Agreement, (b) consent to and approve the incurrence by MTM of certain unsecured subordinated indebtedness to Pequot Private Equity Fund III, L.P. and/or Pequot Offshore Private Equity Partners III, L.P., in the principal amount up to $2,500,000, and (c) waive certain terms of the Credit Agreement in relation to the foregoing request, and the Investment Manager and the Lender have agreed to the foregoing requests on the terms contained in this Amendment;

NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section One.  Amendment to Credit Agreement.

(a)           Section 6.3(b) of the Credit Agreement is deleted in its entirety, and following is substituted in lieu thereof:

           “(b)           Minimum EBITDA.  Each Borrower covenants that as of the last day of each fiscal quarter, for the fiscal quarter then ended, Borrowers’ EBITDA shall not be less than the amounts set forth in the table below:

The Fiscal Quarter Ending On:	Minimum EBITDA
September 30, 2007	$720,000
December 31, 2007	$1,584,000
March 31, 2008	$396,000
June 30, 2008	$1,228,500
September 30, 2008	$1,800,000
December 31, 2008	$1,800,000
March 31, 2009	$1,800,000
June 30, 2009	$1,800,000

Section Two.  Amendment of Credit Agreement Definitions.  Annex A of the Credit Agreement is amended by adding the term Second Amendment Date, and the definition thereof, in the appropriate alphabetical order: “Second Amendment Date” shall mean February 27, 2008.

Section Three.  Consent and Waiver.   At the request of Borrower, each of Investment Manager and Lender hereby (a) consents to and approves of, pursuant to Section 5.2 of the Credit Agreement, the incurrence by the Borrower of certain unsecured Subordinated Debt to Pequot Private

Equity Fund III, L.P. and/or Pequot Offshore Private Equity Partners III, L.P. (“Pequot”), in the principal amount of up to $2,500,000, on terms and conditions substantially as set forth in the Subordinated Promissory Note attached hereto as Schedule I (the “Note”), to fund working capital needs of the Borrower, (b) agrees that the subordination terms set forth in the Note shall satisfy the requirement for a subordination agreement, and (c) consents to and approves of payments being made under the Note in accordance with the subordination terms set forth therein.

Section Four.  Representations and Warranties.  To induce the Investment Manager and the Lender to enter into this Amendment, each of the Borrowers hereby warrants and represents to the Investment Manager and the Lenders as follows:

(a)           all of the representations and warranties contained in the Credit Agreement and each other Loan Document to which such Borrower is a party continue to be true and correct in all material respects as of the date hereof, as if repeated as of the date hereof, except as otherwise disclosed in MTM’s filings pursuant to the Securities Exchange Act of 1934, as amended, since the date of the Credit Agreement, and (ii) to the extent of changes resulting from transactions expressly permitted by the Credit Agreement, this Amendment or any of the other Loan Documents, or to the extent that such representations and warranties are expressly made only as of an earlier date;

(b)           the execution, delivery and performance of this Amendment by such Borrower is within its corporate powers, has been duly authorized by all necessary corporate action, and such Borrower has received all necessary consents and approvals, if any are required, for the execution and delivery of this Amendment;

(c)           upon the execution of this Amendment, this Amendment shall constitute the legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) general principles of equity; and

(d)           neither the execution and delivery of this Amendment, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof will (i) violate any law or regulation applicable to any Borrower, (ii) cause a violation by any Borrower of any order or decree of any court or government instrumentality applicable to it, (iii) conflict with, or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, or other material agreement or material instrument to which any Borrower is a party or by which it may be bound, (iv) result in the creation or imposition of any lien, charge, or encumbrance upon any of the property of any Borrower, except in favor of the Investment Manager and the Lender, to secure the Obligations, (v) violate any provision of the Certificate of Incorporation, By-Laws or any capital stock provisions of any Borrower, or (vi) be reasonably likely to have a Material Adverse Effect.

Section Five.  General Provisions.

(a)           Except as herein expressly amended, the Credit Agreement and all other agreements, documents, instruments and certificates executed in connection therewith, are ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms.

(b)           To induce the Investment Manager and the Lender to enter into this Amendment, the Borrowers, jointly and severally, represent and warrant to the Investment Manager and the Lender that except for the Events of Default set forth in any prior waiver letter executed by parties, no other Event of Default has occurred.

(c)           This Amendment embodies the entire agreement between the parties hereto with respect to the subject matter hereof and supercedes all prior agreements, commitments, arrangements, negotiations or understandings, whether written or oral, of the parties with respect thereto.

(d)           This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to the conflicts of law principles thereof.

IN WITNESS WHEREOF, the parties to this Amendment have signed below to indicate their agreement with the foregoing and their intent to be bound thereby.

COLUMBIA PARTNERS, L.L.C. INVESTMENT MANAGEMENT, as Investment Manager

By:	/s/
Name: Title:

NATIONAL ELECTRICAL BENEFIT FUND, as Lender By: Columbia Partners, L.L.C. Investment Management, its Authorized Signatory

By:	/s/
Name: Title:

MTM TECHNOLOGIES, INC., for itself and as Borrowing Agent, and as successor by merger with each of MTM Technologies (California), Inc., and MTM Technologies (Texas), Inc.

By:	/s/ J.W. Braukman III
Name: Title:	J.W. Braukman III Senior Vice President and Chief Financial Officer

MTM TECHNOLOGIES (US), INC.

By:	/s/ J.W. Braukman III
Name:	J. W. Braukman III
Title:	Senior Vice President and Chief Financial Officer

INFO SYSTEMS, INC.

By:	/s/ J.W. Braukman III
Name:	J.W. Braukman III
Title:	Senior Vice President and Chief Financial Officer

MTM TECHNOLOGIES (MASSACHUSETTS), LLC

By:	/s/ J.W. Braukman III
Name:	J.W. Braukman III
Title:	Senior Vice President and Chief Financial Officer